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                                                                    Exhibit 10.9


                               SECOND ADDENDUM TO
                               ------------------
                   SIXTH AMENDMENT TO RESTATED LOAN AGREEMENT
                   ------------------------------------------


                  THIS SECOND ADDENDUM (this "Second Addendum") is attached to and made a part of the Sixth Amendment to Restated Loan Agreement dated as of May 31, 2001 (the "Sixth Amendment"), executed by, between and among METROPOLITAN FINANCIAL CORP., an Ohio Corporation (the "Borrower"), ROBERT M. KAYE (the "Guarantor") and THE HUNTINGTON NATIONAL BANK (the "Bank").


                                   WITNESSETH
                                   ----------

                  WHEREAS, pursuant to the Sixth Amendment, the parties agreed to reset the return on assets ("ROA") covenant on or before August 31, 2001, which covenants were reset pursuant to the Addendum to Sixth Amendment to Restated Loan Agreement dated as of October 16, 2001; and

                  WHEREAS, the parties desire to reset such covenants and establish a date when the Rights Offering shall be completed.

                  NOW, THEREFORE, for valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties do hereby agree that the following changes are incorporated into the Sixth Amendment as if originally a part thereof:

                           1. Section 6.01(H) of the Loan Agreement is hereby amended to read as follows:

                                    "(H) As of each calendar quarter-end
                                    specified herein, Metropolitan Bank and
                                    Trust shall maintain an ROA ratio on a
                                    weighted average basis for the preceding three quarters, of a t least (1) 0.10% as of March 31,2002; (2) 0.20% as of June 30,
                                    2002; and (3) 0.35% as of September 30, 2002
                                    and all calendar quarter-ends thereafter.
                                    Bank agrees to waive compliance with the prior established ROA ratio for the period ending December 31, 2001."

                           2. The parties acknowledge that the Rights Offering shall be completed on or before March 31, 2002 and on such date Metropolitan Bank and Trust shall have core and risk based capital in excess of "well capitalized" as that term is defined in 12 C.F.R. Sec. 565.4(b)(1). In the event the Rights Offering has not been completed by such date, Borrower shall pay Bank a fee of $50,000.00 and the interest rate on the Loan shall increase to Prime plus 1% commencing April 1, 2002.

         Except as otherwise provided, all amendments to the Loan Agreement set forth herein shall be deemed effective from and after the date of this Amendment and this Second Addendum. All references in the Loan Agreement to this "Agreement", "hereof", "herein", "hereunder" or "hereby" shall, from and after the date of this Amendment, be deemed references to the Loan Agreement as amended by this Amendment and this Second Addendum.

         In all other respects, the parties hereto hereby ratify and affirm the terms and conditions of the Loan Agreement.


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                  IN WITNESS WHEREOF, this Second Addendum has been duly
executed by the parties hereto as of the 7th day of January, 2002.


                                     METROPOLITAN FINANCIAL CORP.

/s/ Robert M. Kaye                   By:/s/ Kenneth T. Koehler
------------------                      ----------------------
Robert M. Kaye                           Kenneth T. Koehler, President




                                     THE HUNTINGTON NATIONAL BANK



                                      By: /s/ John R. Macks
                                         ----------------------------------
                                         John R. Macks, Vice President




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